AMENDMENT NO. 12

TO

MASTER INVESTMENT ADVISORY AGREEMENT

This Amendment dated as of May 24, 2019, amends the Master Investment Advisory Agreement (the “Agreement”), dated November 25, 2003, between AIM International Mutual Funds (Invesco International Mutual Funds), a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.

W I T N E S S E T H:

WHEREAS, the parties agree to amend the Agreement to add Invesco Oppenheimer Global Focus Fund, Invesco Oppenheimer Global Fund, Invesco Oppenheimer Global Opportunities Fund, Invesco Oppenheimer International Equity Fund, Invesco Oppenheimer International Growth Fund, Invesco Oppenheimer Global Multi-Asset Growth Fund and Invesco Oppenheimer International Small-Mid Company Fund;

NOW, THEREFORE, the parties agree that;

1.	Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

Appendix A

FUNDS AND EFFECTIVE DATES

Name of Fund	Effective Date of Advisory Agreement
Invesco Asia Pacific Growth Fund	November 25, 2003
Invesco European Growth Fund	November 25, 2003
Invesco Global Growth Fund	November 25, 2003
Invesco Global Opportunities Fund	July 30, 2012
Invesco Global Small & Mid Cap Growth Fund	November 25, 2003
Invesco Global Responsibility Equity Fund	June 30, 2016
Invesco International Select Equity Fund	December 21, 2015
Invesco International Core Equity Fund	November 25, 2003
Invesco International Growth Fund	November 25, 2003
Invesco Oppenheimer Global Focus Fund	May 24, 2019
Invesco Oppenheimer Global Fund	May 24, 2019
Invesco Oppenheimer Global Opportunities Fund	May 24, 2019
Invesco Oppenheimer International Equity Fund	May 24, 2019
Invesco Oppenheimer International Growth Fund	May 24, 2019

Invesco Oppenheimer Global Multi-Asset Growth Fund	May 24, 2019
Invesco Oppenheimer International Small-Mid Company Fund	May 24, 2019
Invesco Select Opportunities Fund	July 30, 2012

Appendix B

COMPENSATION TO THE ADVISOR

The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

Invesco Asia Pacific Growth Fund

Invesco European Growth Fund

Invesco International Select Equity Fund

Invesco International Growth Fund

Net Assets	Annual Rate
First $250 million	0.935%
Next $250 million	0.91%
Next $500 million	0.885%
Next $1.5 billion	0.86%
Next $2.5 billion	0.835%
Next $2.5 billion	0.81%
Next $2.5 billion	0.785%
Over $10 billion	0.76%

Invesco Global Growth Fund

Invesco Global Opportunities Fund

Invesco Global Small & Mid Cap Growth Fund

Invesco Select Opportunities Fund

Net Assets	Annual Rate
First $250 million	0.80%
Next $250 million	0.78%
Next $500 million	0.76%
Next $1.5 billion	0.74%
Next $2.5 billion	0.72%
Next $2.5 billion	0.70%
Next $2.5 billion	0.68%
Over $10 billion	0.66%

Invesco International Core Equity Fund

Net Assets	Annual Rate
First $500 million	0.75%
Next $500 million	0.65%
From $1 billion	0.55%
From $2 billion	0.45%
From $4 billion	0.40%
From $6 billion	0.375%
From $8 billion	0.35%

Invesco Global Responsibility Equity Fund

Net Assets	Annual Rate
First $25 million	0.65%
Over $25 million	0.60%

Invesco Oppenheimer Global Focus Fund*

Net Assets	Annual Rate
First $500 million	0.80%
Next $500 million	0.75%
Over $1 billion	0.72%

Invesco Oppenheimer Global Fund*

Net Assets	Annual Rate
First $250 million	0.80%
Next $250 million	0.77%
Next $500 million	0.75%
Next $1 billion	0.69%
Next $1.5 billion	0.67%
Next $2.5 billion	0.65%
Next $2.5 billion	0.63%
Next $2.5 billion	0.60%
Next $4 billion	0.58%
Next $8 billion	0.56%
Over $23 billion	0.54%

Invesco Oppenheimer Global Opportunities Fund*

Net Assets	Annual Rate
First $250 million	0.80%
Next $250 million	0.77%
Next $500 million	0.75%
Next $1 billion	0.69%
Next $1.5 billion	0.67%
Next $2.5 billion	0.65%
Next $4 billion	0.63%
Over $10 billion	0.61%

Invesco Oppenheimer International Equity Fund*

Net Assets	Annual Rate
First $500 million	0.85%
Next $500 million	0.75%
Next $1 billion	0.70%
Next $3 billion	0.67%
Over $5 billion	0.65%

*	The advisory fee payable by the Fund shall be reduced by any amounts paid by such Fund under the Administrative Services Agreement between such Fund and Invesco Advisers, Inc.

Invesco Oppenheimer International Growth Fund*

Net Assets	Annual Rate
First $250 million	0.80%
Next $250 million	0.77%
Next $500 million	0.75%
Next $1 billion	0.69%
Next $3 billion	0.67%
Next $5 billion	0.65%
Next $10 billion	0.63%
Next $10 billion	0.61%
Over $30 billion	0.59%

Invesco Oppenheimer Global Multi-Asset Growth Fund*

Net Assets	Annual Rate**
First $500 million	0.75%
Next $500 million	0.70%
Next $4 billion	0.65%
Over $5 billion	0.60%

**

To the extent Invesco Oppenheimer Global Multi-Asset Growth Fund invests its assets in Invesco Oppenheimer Global Multi-Asset Growth Fund (Cayman) Ltd., a direct wholly-owned subsidiary of Invesco Oppenheimer Global Multi-Asset Growth Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco Oppenheimer Global Multi-Asset Growth Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Oppenheimer Global Multi-Asset Growth Fund (Cayman) Ltd.

Invesco Oppenheimer International Small-Mid Company Fund*

Net Assets	Annual Rate
First $500 million	1.00%
Next $500 million	0.95%
Next $4 billion	0.92%
Next $5 billion	0.90%
Next $10 billion	0.88%
Over $20 billion	0.87%”

2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

*	The advisory fee payable by the Fund shall be reduced by any amounts paid by such Fund under the Administrative Services Agreement between such Fund and Invesco Advisers, Inc.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

AIM INTERNATIONAL MUTUAL FUNDS (INVESCO INTERNATIONAL MUTUAL FUNDS)

Attest:	/s/ Peter Davidson	By:	/s/ Jeffrey H. Kupor
	Assistant Secretary		(Jeffrey H. Kupor)
Senior Vice President

INVESCO ADVISERS, INC.

Attest:	/s/ Peter Davidson	By:	/s/ Jeffrey H. Kupor
	Assistant Secretary		(Jeffrey H. Kupor)
Senior Vice President

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